                                                                    EXHIBIT 10.8
                                                                    ------------

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT ("Agreement") dated as of October 14, 1998 by and among EPL RESOURCES (DELAWARE) CORP., a Delaware corporation ("Buyer"), SYNERGY GROUP INTERNATIONAL, INC. ("Synergy"), VJEKOSLAV NIZIC ("Nizic"), JOHN E. CATHCART ("Cathcart"), CHRISTIAN J. WEBER ("Weber"), DEANSLEY LIMITED, an Isle of Man corporation ("Deansley"), FIR CONSTRUCTION PTY LIMITED, an Australian corporation ("FIR"), the principal shareholders of SKYNET HOLDINGS, INC., a Nevada corporation ("SkyNet"), and EPL RESOURCES (DELAWARE) CORP. in its capacity as escrow agent ("Escrow Agent"). Nizic, Weber, Cathcart, Deansley and FIR are hereinafter collectively referred to as the "Principal Shareholders".

     WHEREAS, Buyer, SkyNet and the Principal Shareholders are parties to an Agreement and Plan of Merger dated as of September 28,1998, and as subsequently amended (the "Merger Agreement") providing for Buyer's acquisition of all of the issued and outstanding capital stock of SkyNet; and

     WHEREAS, the Merger Agreement provides in Section 1.4(b) for the establishment of an escrow fund (the "Escrow Fund") delivered from the Merger Consideration consisting of 3,000,000 Buyer Shares (the "Escrow Shares").

     NOW, THEREFORE, in consideration of Buyer and the Principal Shareholders executing the Merger Agreement and of the mutual premises and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.    Definitions, Other Agreements.

     (a) All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

     (b) It is expressly understood and agreed by the parties hereto that all references in this Agreement to the Merger Agreement and to any exhibits to such Merger Agreement are for the convenience of the parties hereto other than the Escrow Agent, and the Escrow Agent shall have no obligations or duties with respect thereto other than the obligation to refer to the Merger Agreement for the purpose of determining the definitions of certain capitalized terms used herein and not otherwise defined herein or to interpret any provisions of such other agreements referred to in this Agreement for purposes of implementation thereof.

     2.    Appointment of Escrow Agent.

     EPL Resources (Delaware) Corp. hereby accepts appointment as Escrow Agent to serve in accordance with the terms, conditions and provisions of this Agreement. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the terms and conditions set forth at Section 7 hereafter, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent.

     3.  Establishment of Escrow Fund; Power of Attorney.

     (a) Pursuant to Section 1.4(b) of the Merger Agreement, at the Closing, Buyer shall deposit with the Escrow Agent, the Escrow Shares constituting the Escrow Fund. The Escrow Agent shall hold such shares on behalf of the Principal Shareholders who own such Escrow Shares comprising the Escrow Fund as set forth on Exhibit "1" hereto. If dividends are paid, or a distribution is made, by Buyer with respect to the Escrow Shares, in cash or in property, such dividends or distributions shall also be held as a part of the Escrow Fund. In the event of any stock splits, recapitalizations or other adjustments to the capital stock of Buyer, the resulting number of shares, or other securities into which the Escrow Shares convert, shall be included in the Escrow Fund.

     (b) By virtue of the Principal Shareholders' execution of this Escrow Agreement, each of the Principal Shareholders has, without any further act, consented to: (i) the establishment of this escrow pursuant to the Merger Agreement in the manner set forth herein, and (ii) all of the other terms, conditions and limitations in this Agreement.

     (c) By virtue of the Principal Shareholders' execution of this Escrow Agreement, each of the Principal Shareholders hereby irrevocably constitutes and appoints the Escrow Agent the true and lawful agent and attorney-in-fact of the Principal Shareholders with respect to all matters arising in connection with this Escrow Agreement, including the administration of the Escrow Fund pursuant to Section 4 below and the subsequent surrender and cancellation of the Escrow Shares pursuant to Section 4 herein.

     4.  Operation and Administration of the Escrow Fund.

     (a) To the extent provided herein and in the Merger Agreement, the Escrow Fund shall be established and thereafter applied to the payment of indemnification claims ("Claims") asserted by Buyer during the twelve (12) month period following Closing for the benefit of Buyer as provided in Article 7 of the Merger Agreement.

     (b) Buyer shall make application to the Escrow Agent, with a copy to the Principal Shareholders (the "Application"), if it has incurred or suffered damages or losses pursuant to Section 7.1(a) of the Merger Agreement. The Application shall identify the amount of the damages or losses (the "Claim Amount") and shall include proof that such damage or loss has been paid or incurred by Buyer and shall instruct the Escrow Agent to apply, subject to subparagraph (e) below, the Claim Amount in the manner set forth in this Section.

     (c) Unless the Escrow Agent is otherwise informed in writing by two or more of the Principal Shareholders within thirty (30) days from the date of their receipt of the Application, disputing the Claim Amount or the application thereof against the Escrow Fund, then the Escrow Agent shall apply the Escrow Fund in the manner set forth in the Application.

     (d) If the Escrow Agent is notified that two or more of the Principal Shareholders in good faith contest the Claim Amount or the application of the Claim Amount against the Escrow Fund, then, and in that event, the Escrow Agent shall be permitted to submit the issues in dispute to arbitration in accordance with the provisions of Section 9.8 of the Merger Agreement.

     (e) If the arbitration results in a finding (or settlement between the parties) in support of the Application (which for this purpose shall include any finding, conclusion or settlement which awards Buyer at least 80% of the Claim Amount (hereafter, the "Adjusted Claim Amount")); then, and in that event, there shall be added to the Adjusted Claim Amount: (i) interest on the Adjusted Claim Amount in the amount of ten (10%) percent per annum, applied from the date of the Application.

     (f) Any cash received in respect of the Escrow Shares (e.g., dividends) shall be placed in a simple interest bearing client trust fund account of Escrow Agent and shall become a part of the Escrow Shares.

     (g) The Claim Amount shall be applied against the Escrow Shares and the Escrow Shares subject to the Claim Amount shall be surrendered to the Buyer for cancellation. The number of Escrow Shares subject to the Claim Amount shall be determined by surrendering to the Buyer the "fair market value" of the Escrow Shares equal to the Claim Amount. For this purpose, the "fair market value" of the Escrow Shares shall be sixty percent (60%) of the average closing price of the Buyer's common stock (on the exchange, NASDAQ or OTC Bulletin Board on which the shares principally trade) for the ten (10) trading days prior to the final determination of the Claim Amount.

     5.    Release of Escrow Shares; Termination.

     All of the Escrow Shares shall remain in escrow subject to Claims under the indemnification section of the Merger Agreement. Certain of the Escrow Shares, however, may be released from Escrow in accordance with the following schedule:

     (a) 1,250,000 of the Escrow Shares (the "Audit Escrow Shares") shall remain in escrow subject to application pursuant to Section 4 hereof for a period of twenty (20) days after the Audited Financial Statements are delivered to Buyer and Synergy. In the event that no Claim Notice is delivered by Synergy to the Buyer with respect to the Audited Financial Statements at the expiration of such twenty (20) day period, the Audit Escrow Shares shall be delivered and released to the Principal Shareholders.

     (b) An additional 1,000,000 of the Escrow Shares (the "Additional Escrow Shares") shall remain in escrow subject to application pursuant to Section 4 hereof for a period of six (6) months following the Closing and upon the six (6) month anniversary date, the Additional Escrow Shares shall be delivered and released to the Principal Shareholders provided prior 20 day notice is provided by Buyer to Synergy and no objection is asserted to Buyer within such 20 day period by Synergy.

     (c) The remainder of the Escrow Shares shall remain in escrow subject to application pursuant to Section 4 hereof for a period of one (1) year following the Closing, and upon the one (1) year anniversary date, any of the Escrow Shares remaining in the Escrow Fund shall be delivered and released to the Principal Shareholders provided prior 20 day notice is provided by Buyer to Synergy and no objection is asserted within such 20 day period.

     (d) Notwithstanding the above, on the one (1) year anniversary of the Closing, the six (6) month anniversary of the Closing or the expiration of the twenty (20) day period set forth in Section 5(a) hereof, as applicable, the Escrow Agent may continue to retain in escrow, subject to the terms of this Agreement, any Escrow Shares, Additional Escrow Shares or Audit Escrow Shares, as applicable, that may, upon Buyer's reasonable estimate, be necessary to satisfy any pending, outstanding or contested Buyer's Claims timely submitted prior to such anniversary or expiration date pursuant to Article 7 of the Merger Agreement. The Escrow Shares retained pursuant to this subparagraph shall remain subject to escrow until resolution of the matters identified herein.

     (e) Once all of the Escrow Shares have been either released to Buyer for cancellation or returned to the Principal Shareholders, the provisions of this Escrow Agreement shall no longer be of any force and effect and this Escrow Agreement shall be deemed to have terminated.

     6.    Fees and Expenses of Escrow Agent.

     The Escrow Agent shall not be entitled to any fees as Escrow Agent.

     7.    Duties and Liabilities of the Escrow Agent.

     (a) The Escrow Agent shall act hereunder as depository only, and it shall not be responsible or liable in any manner whatever for any determinations regarding the cancellation and forfeiture of the Escrow Shares to be made pursuant to Section 4 hereof. It is agreed that the duties and obligations of the Escrow Agent are those herein specifically provided and no other. Except as otherwise specifically provided in this Agreement, the Escrow Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instrument, other than this Agreement. The duties of the Escrow Agent are ministerial in nature, and the Escrow Agent shall not incur any liability whatsoever other than for its own willful misconduct or gross negligence.

     (b) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto. The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other material presented to or deposited with it nor shall it have any liability for any action taken, suffered or omitted in accordance with any written instructions or certificates given to it hereunder and believed by it in good faith to be what it purports to be and to be signed by the proper party or parties, nor for retaining the Escrow Fund in the absence of instructions to the contrary.

     (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection with this Agreement, except its own gross negligence or willful misconduct.

     (d) The Escrow Agent may consult with, and obtain the advice of, legal counsel selected by it in the event of any question as to any of the provisions hereof or its duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected for any action taken, suffered or omitted by it in good faith in accordance with the advice of such counsel, provided that the Escrow Agent shall have used reasonable care in the selection of such counsel.

     (e) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall have received instructions, claims or demands from any party hereto which, in its reasonable opinion, conflict with any of the provisions of this Agreement or with instructions, claims or demands of any other party hereto, the Escrow Agent shall refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow hereunder until it shall be directed otherwise in writing by all of the parties hereto or by a final order or judgment of an arbitration panel or court of competent jurisdiction, or an award of an arbitrator pursuant to an arbitration conducted pursuant to Section 9.8 of the Stock Purchase Agreement.

     (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement, provided that the Escrow Agent shall at all times take such action as is reasonably necessary to keep safely all property held in escrow hereunder. If the Escrow Agent does elect to so act or is required to so act in order to keep safely all property held in escrow hereunder, the Escrow Agent will do so only to the extent that it is indemnified to its reasonable satisfaction against the cost and expense of such defense or initiation.

     8.    Amendment.

     This Agreement may be amended, modified or rescinded by and upon written consent of Escrow Agent, Buyer, the Principal Shareholders and Synergy.

     9. Voting of Escrow Shares; Rights During Escrow Period; Restriction on Transfer.

     All rights to vote the Escrow Shares while they are part of the Escrow Fund shall be retained by the Principal Shareholders The Principal Shareholders shall not have any right to transfer or assign their interest in the Escrow Shares in the Escrow Fund during such period of time as such Escrow Shares remain a part of the Escrow Fund unless Buyer shall first have consented thereto in writing and provided that any such transferee shall deliver to the Escrow Agent a duly signed stock power covering such Escrow Shares and the Escrow Agent shall hold such transferee's shares and stock powers in escrow subject to this Agreement.

     10.    Notices.

     Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid and return receipt requested, or by hand delivery or by telecopy (promptly confirmed by delivery of an original copy of such notice or communication):

       (i)  If to the Buyer, to:

                    Synergy Group International, Inc.
                    4825 East Sunrise Drive
                    Tucson, AZ  85718

                    Attention: Vincent Marold

            with a copy to:

                    Stephen M. Cohen, Esquire
                    Buchanan Ingersoll, P.C.
                    Eleven Penn Center
                    1835 Market Street, 14th Floor
                    Philadelphia, PA  19103

       (ii) If to the Principal Shareholders, to

                    Mr. Vjekoslav Nizic
                    343 South Glasgow Avenue
                    Inglewood, CA  90301

                    Mr. Christian J. Weber
                    Foxholes
                    Winter Hill Road
                    Cookham Dean SL6 6PJ
                    England

                    Mr. John E. Cathcart
                    774 Mays Blvd.
                    10-450
                    Incline Village, NV 89451

                    Deansley Limited
                    71 Circular Road
                    Douglas, Isle of Man 1M1 1AZ

                    FIR Construction Pty. Limited
                    c/o Vjekoslave Nizic

                    343 South Glasgow Avenue
                    Inglewood, CA  85016

     11.    Parties in Interest.

     This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of each of the parties hereto.

     12.    Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.    Governing Law.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed entirely within said State.

     14.    Severability.

     In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby, unless the provisions held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     15.    Consent to Limited Jurisdiction.

     The Escrow Agent hereby agrees that any legal action or proceeding with respect to disputes arising out of this Agreement not otherwise subject to arbitration under Section 9.8 of the Merger Agreement may be brought in the state or federal courts of the State of California, Los Angeles County, and, by execution and delivery of this Agreement, the Escrow Agent irrevocably accepts for itself and in respect of the property held by it as Escrow Agent hereunder the jurisdiction of the aforesaid courts, it being understood and agreed that such consent to jurisdiction is for the sole and limited purpose of resolving disputes under this Agreement and shall in no way be deemed to be a general and unconditional consent to the jurisdiction of the aforesaid courts.

     16.    Resignation and Removal of Escrow Agent.

     (a) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving written notice of its resignation to each of the parties hereto, at their respective addresses set forth in Section 11 of this Agreement, at least thirty
(30) days prior to the date specified for such resignation to take effect. The Escrow Agent may be removed at any time by an instrument in writing delivered to the Escrow Agent by Synergy.

     (b) If at any time the Escrow Agent shall resign or shall be removed in accordance with the provisions of clause (a) above, Buyer and the Principal Shareholders shall use their respective best efforts to jointly appoint a successor escrow agent under this Agreement. In the event of the resignation or removal of the Escrow Agent, if no appointment of a successor escrow agent shall have been made pursuant to the preceding sentence within the thirty (30) day period referred to in the first sentence of paragraph (a) above, then the retiring Escrow Agent may apply to any court of competent jurisdiction to appoint a successor escrow agent. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor escrow agent hereunder.

     17.    Indemnification.

     Except for the expenses in Section 6 of this Agreement, Buyer and the Principal Shareholders, jointly and severally agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with its duties, obligations or performance as Escrow Agent hereunder, except as caused by its negligence or willful misconduct, including without limitation the reasonable legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder.
The terms of this Section 17 shall survive the termination of this Agreement and, with respect to claims arising in connection with the Escrow Agent's duties while acting as such, the resignation or removal of the Escrow Agent. The Escrow Agent agrees to notify Buyer and the Principal Shareholders in writing of the written assertion of a claim against the Escrow Agent or of any suit or proceeding commenced against the Escrow Agent promptly after the Escrow Agent has received any such written assertion of a claim or has been served with the summons or other legal process, in each case giving information as to the nature and basis of the claim, but in no event will the failure to give such notice affect the obligation of Buyer to indemnify the Escrow Agent pursuant to this
Section 17 unless the rights of Buyer and Principal Shareholders shall have been materially impaired by such failure. Each of Buyer and the Principal Shareholders will be entitled to participate at its own expense in the defense of any suit or proceeding brought to enforce any such claim and, if it so elects in writing, may assume the entire defense and control of any such suit or proceeding. Neither Buyer nor the Principal Shareholders shall be liable for any counsel fees or other expenses incurred by the Escrow Agent after the date that Buyer or the Principal Shareholders shall have so elected to assume the defense and control of any such suit or proceeding. In addition, neither Buyer nor the Principal Shareholders shall be liable for any settlement of any such suit, proceeding or claim without the prior written consent of Buyer and the Principal Shareholders.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first written above.

                              EPL RESOURCES (DELAWARE) CORP.,
                              a Delaware corporation

                              By: /s/ Vincent J. Marold
                                  ---------------------
                                  Name: Vincent J. Marold
                                  Title: President


                              By: /s/ Vjekoslaw Nizic
                                  -------------------
                                      VJEKOSLAV NIZIC


                              By: /s/ Christian J. Weber
                                  ----------------------
                                      CHRISTIAN J. WEBER

                              By: /s/ John E. Cathcart
                                  --------------------
                                      JOHN E. CATHCART

                              DEANSLEY LIMITED
                              an Isle of Man corporation

                              By: /s/ E. N. Bowers
                                  ----------------
                                  Name: E. N. Bowers
                                  Title: Director

                              FIR CONSTRUCTION PTY LIMITED
                              an Australian corporation

                              By: /s/ Vjekoslaw Nizic
                                  --------------------
                                  Name: Vjekoslav Nizic
                                  Title: Managing Director

                              SYNERGY GROUP INTERNATIONAL, INC.
                              a Delaware corporation

                              By: Vincent J. Marold
                                  Name: /s/ Vincent J. Marold
                                        ---------------------
                                  Title: President

                              EXHIBIT 1

PRINCIPAL SHAREHOLDER               NUMBER OF ESCROW SHARES
---------------------               -----------------------
VJEKOSLAV NIZIC                              67,339

CHRISTIAN J. WEBER                          168,169

JOHN E. CATHCART                            693,280

DEANSLEY LIMITED                          1,040,859

FIR CONSTRUCTION PTY LIMITED              1,030,353
                                          ---------

TOTAL:                                    3,000,000